REPORT OF
 INDEPENDENT
 REGISTERED
   PUBLIC
 ACCOUNTING
    FIRM
 ON INTERNAL
   CONTROL



The Board of
Trustees and
Shareholders
Brandes Investment
Trust
San Diego, California


In planning and
performing our audit of
the financial statements
of the Brandes
Institutional
International Equity
Fund, a series of shares
of Brandes Investment
Trust, for the year
ended October 31,
2004, we considered its
internal control,
including control
activities for
safeguarding securities,
in order to determine
our auditing procedures
for the purpose of
expressing our opinion
on the financial
statements and to
comply with the
requirements of Form
N-SAR, not to provide
assurance on internal
control.

The management of
the Fund is responsible
for establishing and
maintaining internal
control.   In fulfilling
this responsibility,
estimates and
judgments by
management are
required to assess the
expected benefits and
related costs of
controls.   Generally,
controls that are
relevant to an audit
pertain to the entity's
objective of preparing
financial statements for
external purposes that
are fairly presented in
conformity with
accounting principles
generally accepted in
the United States of
America.   Those
controls include the
safeguarding of assets
against unauthorized
acquisition, use, or
disposition.

Because of inherent
limitations in any
internal control,
errors or fraud may
occur and not be
detected. Also,
projection of any
evaluation of the
internal control to
future periods is
subject to the risk
that it may become
inadequate because
of changes in
conditions or that the
effectiveness of the
design and operation
may deteriorate.

Our consideration of
the internal control
would not necessarily
disclose all matters in
internal control that
might be material
weaknesses under
standards established
by the American
Institute of Certified
Public Accountants.   A
material weakness is a
condition in which the
design or operation of
one or more of the
internal control
components does not
reduce to a relatively
low level the risk that
misstatements caused
by error or fraud in
amounts that would be
material in relation to
the financial statements
being audited may
occur and not be
detected within a timely
period by employees in
the normal course of
performing their
assigned functions.
However, we noted no
matters involving
internal control and its
operation, including
controls for
safeguarding securities,
that we consider to be
material weaknesses, as
defined above, as of
October 31, 2004.

This report is intended
solely for the
information and use of
management and the
Board of Trustees and
Shareholders of
Brandes Investment
Trust and the Securities
and Exchange
Commission, and is not
intended to be and
should not be used by
anyone other than
these specified parties.






         TAIT,
WELLER &
BAKER
Philadelphia,
Pennsylvania
December 16, 2004